THC HOMECARE (CONSOLIDATED)
BALANCE SHEET
6/30/98
ASSETS
CURRENT ASSETS:
Cash                       63,770.99
Trade Accounts Receivable       0.00
Reserve for Bad Debt            0.00
Inventories (Net)               0.00

Total Current Assets                             0.00

RENTAL EQUIPMENT (NET)                           0.00

PROPERTY AND EQUIPMENT (NET)                     0.00

DEPOSITS                                         0.00

INTERCOMPANY                                     0.00

TOTAL ASSETS                                63,770.99


CURRENT LIABILITIES:
Current Portion L/T Debt   50,347.16
Accounts Payable        2,572,050.55
Accrued Liabilities        79,576.28

Total Current Liabilities                2,701,973.99

LONG - TERM DEBT, Net of Current           817,818.13

LONG-TERM DEBT RELATED PARTY               131,463.21

OTHER LIABILITIES                           49,050.00


STOCKHOLDER'S EQUITY:
Common Stock                4,047.40
Additional Paid-In
    Capital             1,830,225.38
Common Stock
    Warrants/Options      668,104.40
Accumulated Deficit    (6,138,911.52)

Total Stockholder's Equity               (3,636,534.34)

TOTAL LIABILITIES & S/H EQUITY               63,770.99